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                                                                   EXHIBIT 10.7

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                                DEVELOPMENT AGREEMENT

                                       BETWEEN

                                       ASC UTAH

                                         AND

                            IRON MOUNTAIN ASSOCIATES, LLC

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                                  TABLE OF CONTENTS

RECITALS.......................................................................1

AGREEMENT......................................................................2

ARTICLE I:   COOPERATIVE PLANNING EFFORTS......................................2

1.01 IMA Project ..............................................................2
1.02 ASC Project ..............................................................2
1.03 Cooperative Efforts ......................................................3
1.04 Government Approvals ...................................................3-4
1.05 Separate Approval and Permitting .........................................4
1.06 Costs and Expenses .......................................................4
ARTICLE II:  DENSITY CREDIT EXCHANGE ..........................................4
2.01 Basic Exchange .........................................................4-5
2.02 Definitions ..............................................................5
2.03 Additional Buildings in IMA Project ......................................5
2.04  Conditional Rights in Leased Lands.......................................6
2.05  IMA Development Rights ..................................................6
2.06  Failure to Deliver 100 Units.............................................6

ARTICLE III:  CONSENT TO INCLUSION OF PROPERTY.................................7
3.01  Consent to Inclusion Defined ............................................7
3.02  ASC Consent to Inclusion.................................................7
3.03  Limitations to ASC Consent to Inclusion..................................7
3.04  Consent to Inclusion of Others...........................................7
3.05  Planning and Design Control of IMA Project.............................7-8

ARTICLE IV.....................................................................8

4.01  Participation Ratio....................................................8-9
    a.  ASC Participation Ratio................................................8
    b.  Net Proceeds Defined...................................................8
    c.  Verification of Net Percent..........................................8-9
    d.  Affiliates of IMA......................................................9
4.02  ASC Payments.............................................................9
4.03  Deferment of Payments....................................................9
4.04  Lot Releases for Development Purposes.................................9-10

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ARTICLE V:  RIGHT OF WAY EASEMENTS............................................10
5.01 Right of Way Easements To and Across ASC and IMA Fee Properties..........10
5.02 Right of Way Easements To and Across the ASC Lease Property..............10
5.03 Right of Way Easements To and Across Osguthorpe Lands....................10
5.04 Nature of Right of Way Easements......................................10-11

ARTICLE VI:  SKI LEASE........................................................11

6.01  Lease Established.......................................................11

ARTICLE VII:  CLARIFICATION AND CONSTRUCTION OF ROW EASEMENTS AND SKI
IMPROVEMENTS..................................................................11
7.01 Initial and Final Locations...........................................11-12
7.02 Construction of ROW Easements and Ski Improvements.......................12
7.03 Cost of Construction..................................................12-13

ARTICLE VIII:  DEVELOPMENT COSTS AND MARKETING................................13

8.01  Development Costs.......................................................13
8.02  Allocation of Development Costs.........................................13
8.03  Marketing...............................................................14

ARTICLE IX:  IRON MOUNTAIN....................................................14
9.01  Limitations on Skiing...................................................14

ARTICLE X:   WATER RIGHTS.....................................................14
10.01  Cooperative Efforts....................................................14
10.02  IMA Water Agreement.................................................14-15
10.03  ASC Water Commitment...................................................15
10.04  Water for the 100 Units................................................15

ARTICLE XI:  REPRESENTATIONS, WARRANTIES and COVENANTS........................15
11.01  IMA Representations, Warranties and Covenants..........................15
11.02  ASC Representations, Warranties and Covenants.......................15-16
11.03   Mutual Representations, Warranties and Covenants...................16-17

ARTICLE XII:   ARBITRATION....................................................17

ARTICLE XIII:   DEFAULT.......................................................17

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13.01 Default.................................................................18
13.02 13.02  Notice of Default.............................................18-19
13.03 Time to Cure............................................................19
13.04 Default Under Lease Agreement...........................................19
13.05 Rights and Remedies.....................................................19

ARTICLE XIV:  MISCELLANEOUS...................................................19
14.01 Force Majeure...........................................................19
14.02 Certificates.........................................................19-20
14.03 Governing Law...........................................................20
14.04 Partial Invalidity......................................................20
14.05 Gender..................................................................20
14.06 Interpretations.........................................................20
14.07 Counterparts............................................................20
14.08 Parties.................................................................20
14.09 Entire Agreement........................................................20
14.10 Amendments..............................................................20
14.11 Successors and Assigns..................................................20
14.12 No Warranties...........................................................21
14.13 Construction of Agreement...............................................21
14.14 Headings................................................................21
14.15 Time is of the Essence..................................................21
14.16 Further Assurances......................................................21
14.17 No Waiver...............................................................21
14.18 Survival of Covenants...................................................21
14.19 Attorneys Fees.......................................................21-22
14.20 Notices.................................................................22

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SCHEDULES

    A    IMA Property
         -    IMA Fee Property
         -    IMA Lease Property

    B.   ASC Property
         -    ASC Fee Property
         -    ASC Lease Property

    C.   Preliminary Development Plan

    D.   Lease

    E.   IMA Disclosures

    F.   ASC Disclosures

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    This Development Agreement (the "Agreement") is entered into this ___ day of ________, 1997 between ASC Utah, a Maine corporation, ("ASC"), Iron Mountain Associates, LLC , a Utah limited liability company ("IMA"), WPA, LTD. , a Utah limited partnership ("WPA"), Iron Mountain Holding Group, LC , a Utah limited liability company ("IMHG") and Iron Mountain Alliance, Inc., a Utah corporation ("IMAI"), WPA, IMHG and IMAI being collectively referred to as the "Members of IMA," and all collectively referred to as the "Parties."

                                       RECITALS

    1. ASC, with a principal place of business in Newry, Maine, is qualified to do business in the State of Utah. All of the issued and outstanding common stock of ASC is owned beneficially and of record by ASC Holdings, Inc., a Maine corporation. All of the outstanding voting stock of ASC Holdings, Inc. is owned beneficially and of record by Leslie B. Otten. American Skiing Company, a Maine corporation, is a subsidiary of ASC Holdings, Inc.

    2. IMA, with a principal place of business in Summit County, Utah ("Summit County"), conducts business pursuant to an Operating Agreement dated September 14, 1995, and is qualified to do business in the State of Utah.

    3. The Members of IMA own the real property interests in Summit County described in Schedule A attached hereto and incorporated herein by reference (the "IMA Property"). The IMA Property consists of real estate owned in fee by IMHG and certain leasehold interests owned by IMAI. The portion of the IMA Property owned in fee is separately identified in Schedule A and is referred to herein as the "IMA Fee Property." The portion of the IMA Property consisting of a leasehold interest with State of Utah School and Institutional Trust Lands Administration ("Trust Lands"), Lessor is separately identified in Schedule A and is referred to herein as the "IMA Lease Property."

    4. ASC owns the real property interests described in Schedule B attached hereto and incorporated herein by reference (the "ASC Property"). The ASC Property consists of both real estate owned in fee and certain leasehold
interests.   The portion of the ASC Property owned in fee is separately identified in Schedule B and is referred to herein as the "ASC Fee Property." The portion of the ASC Property consisting of a sub-leasehold interest in lands owned by Trust Lands is separately identified in Schedule B and is referred to herein as the "ASC Lease Property."

    5. IMA and ASC each contemplate the development of their respective properties as generally shown on the Preliminary Development Plan shown in Schedule C attached hereto and incorporated herein by reference ("Preliminary Development Plan").

    6. ASC and IMA previously executed a letter of intent dated May 14, 1997, as well as that certain Ski Lift and Trail Lease Agreement and ASC Utah Commitment Regarding Tombstone Ski Easement dated July 24, 1997, and now desire to enter into this Agreement to definitively set forth in legally binding form certain agreements regarding the development of their respective properties, as generally contemplated by the letter of intent.

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                                      AGREEMENT

    Now, therefore, in furtherance of the foregoing and in consideration of the recitals, mutual promises, covenants, conditions, and agreements hereinafter set forth, the Parties to this Agreement, intending to be legally bound, agree as follows:


                                      ARTICLE I
                             COOPERATIVE PLANNING EFFORTS

    1.01 IMA PROJECT. IMA is in the process of planning the development of a low density, large lot residential subdivision on the IMA Property (the "IMA Project"). IMA intends that the IMA Project will be located upon the IMHG Fee Property and the IMAI Lease Property, and the following additional properties:

         (a) that portion of the ASC Fee Property consisting of the 650 acres in White Pine Canyon recently acquired by ASC from the George and John Condas Family, identified in Schedule A and referred to herein as "The ASC/Condas Property."

         (b) that portion of the ASC Lease Property consisting of approximately 240 acres in Section 2 which generally lies south and east of the ridgeline between Red Pine and White Pine Canyons identified in Schedule A and referred to herein as "The ASC/Section 2 Property," the development of which as part of the IMA Project shall be pursuant to a separate development lease to be established between IMA and Trust Lands; and

         (c) the two parcels in White Pine Canyon consisting of 200 acres in Sections 10 and 13 currently owned by the Bureau of Land Management (the "BLM") which are the subject of an exchange between the BLM and Trust Lands, which are intended to be included in the IMA Lease Property by future agreement with Trust Lands and which are identified in Schedule A and referred to herein as "The BLM Lands."

    1.02 ASC PROJECT. ASC is in the process of planning a commercial alpine ski resort (the "ASC Project"). ASC has recently acquired, and is in the process of developing and expanding, the so-called Wolf Mountain Ski Resort, a portion of which is located on the ASC Property. ASC intends that the development and expansion should include not only the ASC Property and the ASC Lease Property, but also the following additional properties:

         (a) portions of the IMA Property consisting of an as yet undetermined number of acres in Sections 1, 6, 7, 11, 12 and 13 which are identified in Schedule B and referenced to herein as "The IMA Ski Lease Property."

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         (b)       portions of the property owned by the Osguthorpe Family
    which consist of approximately 550 acres in Sections 1 and 3 and which are identified in Schedule B and referred to herein as "The Osguthorpe Property."

    1.03 COOPERATIVE EFFORTS. IMA and ASC recognize and agree that development of the IMA Project and the ASC Project must occur in an environment of mutual cooperation in which the needs and requirements of the respective developments must be integrated and accommodated. To assist in accomplishing that goal, IMA and ASC hereby agree to engage in a collaborative decision-making process to implement the Preliminary Development Plan using the following "General Principles" as a basis for the collaborative decision-making:

         (a) The Parties recognize that the Preliminary Development Plan is intended to serve as the initial depiction of the easement locations, the IMA Ski Lease Property and the boundaries of the IMA and ASC Projects, and the Parties agree that the planning, permitting and development process will require mutual cooperation in making the necessary adjustments and alterations to the Preliminary Development Plan to accommodate the needs of the IMA Project and the ASC Project.

         (b) The Parties recognize and agree that it is their mutual objective to maximize the value of the IMA Project and the ASC Project and that the projects shall be designed to complement one another without adversely impacting the value of either project.

         (c) The Parties agree that their projects will be designed so as to preserve and enhance the scenic, aesthetic and environmental qualities of the area, to the maximum extent reasonably possible consistent with the essential nature of both projects and their commercial viability.

         (d) The Parties will, to the maximum extent reasonably possible, integrate their design and planning so as to produce a combined residential and resort experience that functions in a complementary fashion, and will provide to each other, the opportunity to review and comment upon their respective development programs prior to the submittal of applications, or amendments to existing applications, to governmental authorities.

         (e) The Parties will, consistent with the independent nature of the projects, approach the planning and permitting process on a coordinated basis in an effort to minimize the demands on regulatory authorities and portray to regulatory authorities as cohesive a development plan for the area as reasonably possible.

         (f) The Parties each will exercise their best efforts to foster a cooperative working environment in the planning, permitting and development process with all landowners adjoining the ASC Project and the IMA Project, and to coordinate, to the greatest extent possible, the development of real estate development projects on adjoining property with the IMA Project and the ASC Project.

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    1.04  GOVERNMENTAL APPROVALS.   The Parties covenant and agree to cooperate
fully with each other in any and all applications, proceedings and appeals made or prosecuted by the other in connection with obtaining any necessary permits, licenses, approvals or consents under the zoning, land use, environmental and/or building regulations, ordinances, codes, laws and directives of all of the federal, state, county and other authorities having jurisdiction over the development, including without limitation, the Snyderville Basin Planning Commission and the Summit County Board of County Commissioners, provided such applications, proceedings or appeals are consistent with the Preliminary Development Plan, as amended or revised pursuant to Section 7.01. Each party shall execute any and all documents, instruments, consents and authorizations requested by the other which shall reasonably be necessary or desirable with respect thereto. Either party reasonably may prosecute such applications, proceedings and appeals through counsel of its choice, but shall do so at its own cost and expense.

    1.05 SEPARATE APPROVAL AND PERMITTING. Notwithstanding the provisions of Sections 1.01 and 1.02 above, IMA and ASC reserve the right to make legally separate applications for all necessary permits and approvals for their respective developments. Any such applications may proceed independently from each other as to the timeline for approval; however, the parties will exercise their best efforts to coordinate their independent applications. As regards the timing of applications, the parties will coordinate timing to the extent necessary to maintain IMA's status as a Base Density project, as provided in
Section 2.01(b) below.

    1.06 COSTS AND EXPENSES. Except as specifically provided herein, or as provided in a separate written agreement executed by ASC and IMA subsequent to the date hereof, each party shall bear its own costs and expenses associated with the planning and permitting of its projects and any reviews provided for hereunder.

                                      ARTICLE II
                               DENSITY CREDIT EXCHANGE

    2.01 BASIC EXCHANGE. As part of their cooperative effort, ASC and IMA agree to the following exchange:

              (a) ASC shall grant to IMA fee simple title to land within the ASC Project on which ASC has received approval from Summit County for one-hundred (100) permanent whole ownership residential units and for which, pursuant to said approval, ASC has recorded a final plat (the
         "100 Units").   IMA shall have the right to construct, own, market and
         sell the 100 Units, subject to the conditions specified below. The 100 Units shall be located within the mountain village in Section 2 of the ASC Lease Property if that area is developed as such by ASC. The 100 Units and the land upon which the 100 Units are located shall be conveyed to IMA free and clear of any encumbrances, liens, and/or obligations of any kind whatsoever. ASC agrees to exercise commercially reasonable efforts to obtain approvals for the 100 Units within sixty (60) months of the date hereof. In the event such approvals are not obtained within that period, IMA's obligation to repay the $1m Line of Credit under Section 8(f) of the Lease Agreement shall be forgiven.


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              (b) IMA shall grant to ASC the sole and exclusive right and authority (to the exclusion of all parties including IMA) to apply for, negotiate, obtain and use for purposes of increasing density allowed on the ASC Property, any and all Density Credits (as defined below) resulting from or associated with the development of the IMA Property which Summit County authorities may be willing to grant over and above the Base Density as defined below. IMA shall develop the IMA Project consistent with the guidelines described below at Base Density (as defined herein) in a manner that maximizes Density Credits (as defined herein) associated with the IMA Project. ASC shall have the right to transfer, use and apply to the ASC Project all Density Credits it may attain by negotiation with Summit County relating to IMA Project , including without limitation any Density Credits from the IMHG Fee Property, the ASC/Condas Property, the ASC/Section 2 Property, the IMAI Lease Property and any portions of the BLM Lands which may come under the ownership of Trust Lands and which subsequently are leased to IMAI and become part of the IMA Project. ASC agrees that it shall not seek any definition or quantification of Density Credits relative to Phase 1 of the IMA Project to the extent that seeking any such information would adversely impact the timing of approvals for Phase 1 of the IMA Project.

    2.02 DEFINITIONS. The Parties recognize and acknowledge that the terms "Base Density" and "Density Credits" have not been fully defined in the Summit County zoning process. Thus, the provisions of this Article II are intended as conceptual descriptions of provisions anticipated to be incorporated into final zoning for the area by Summit County. The commitment described in Section 2.01 above shall remain conceptual in nature and shall be interpreted broadly so as to effect the intent of the Parties. Implementation of the final zoning by Summit County may alter the definitions in this Section and shall affect this Section only, and shall not act to alter the remainder of this Agreement or the intent of the Parties. The intent of the Parties is that IMA shall plan and develop the IMA Project as a large lot residential subdivision at Base Density. For the purposes of this Agreement, "Base Density" is defined as (a) the minimum development density permitted by Summit County in the proposed Snyderville Basin General Plan for the property included within the IMA Project, provided the lot yield resulting from the minimum development density is not less that 1 unit per 20 acres on property with slopes under 30% and 1 unit per 40 acres on property with slopes of 30% or greater; and (b) any additional units which may be required by Summit County planning authorities as a condition of approval of the IMA Project to satisfy requirements for neighborhood centers, affordable and/or employee housing, and the like. Consistent with the foregoing minimum development density, the development of the IMA Project in this manner would maximize the Density Credits associated with the IMA Project. For the purposes of this Agreement, "Density Credits" means any and all credits, benefits, transfers or other allowances, by whatever name or nature, created by or associated with limiting development to Base Density, whether formally or informally, in the IMA Project; including, without limitation, Density Credits for the preservation of excess open space, environmental and wildlife enhancements, public trails or public access, transfers of density, and the like. The nature and extent of Density Credits, and the means of transferring or crediting Density Credits to the ASC Project is currently uncertain. In accordance with the terms of Section 2.01, ASC shall have the lead in working with Summit County authorities to establish

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these concepts; provided however, ASC shall have no authority to bind IMA to any commitment to  Summit County.

    2.03 ADDITIONAL BUILDINGS ON IMA PROPERTY . Any units, buildings or other structures which IMA may wish to add to the IMA Project which are not included in the "Base Density" as defined herein shall be considered "discretionary" and shall be deducted, at IMA's option, either from the IMA "Base Density" or from the 100 Units ; provided, however, that IMA shall work in concert with ASC to assure that any "discretionary" additions to the IMA Project will not adversely impact the nature of the project so as to materially impair ASC's ability to maximize Density Credits through negotiation with Summit County authorities.

         2.04 CONDITIONAL RIGHTS IN LEASED LANDS. The Parties acknowledge that their ability to meet their obligations under certain provisions of this Agreement is conditioned on the resolution of issues with Trust Lands on the IMA Lease Property and the ASC Lease Property. ASC's ownership and use of Density Credits derived from the IMA Lease Property and the BLM Lands is subject to the resolution of the issues between Trust Lands and IMA, and the grant by ASC to IMA of the 100 Units located in the ASC Lease Property is subject to the resolution of the issues between Trust Lands and ASC. ASC acknowledges and agrees that it is "at risk" as to the ownership and use of Density Credits which may be derived from the IMA Lease Property and the BLM Lands if Trust Lands and IMA cannot resolve the issues between them. As it relates to the ASC Lease Property, the Parties agree that the grant by ASC to IMA of the 100 Units is of central importance to this Agreement. ASC agrees, therefore, that if ASC and Trust Lands cannot resolve the issues between them on the ASC Lease Property, ASC shall not be relieved of its obligation to grant the 100 Units to IMA. In that event, and subject to IMA's approval, ASC then shall grant to IMA the 100 Units on another portion of the ASC Property or, on a portion of the land within the IMA Ski Lease Property approved by IMA for such use.

    2.05 PLANNING AND DESIGN CONTROL. ASC shall determine the planning, design, configuration, and location of the 100 Units within the ASC Project.
The 100 Units in the ASC Project developed and owned by IMA shall be built in conformance with the ASC Project development program and design criteria, except that if the 100 Units are located within the IMA Ski Lease Property then they shall not be subject to this restriction and IMA shall have final design approval. The 100 Units shall have access to amenities established by ASC for the other residences and commercial rental units in that portion of the ASC Project.

    The 100 Units shall be permanent full-time residential units representative of the entire mix of multi-family and/or single family units in the mountain village in Section 2 of the ASC Lease Property, excluding conference facilities, hotels, time-shares and other commercial rental units. More specifically, the 100 Units shall be a mix of units of various sizes and types and which, when all aspects of a residential unit such as floor area, amenities, location and similar attributes material to each unit's value are taken into account, represent a cross section of the mix in the mountain village. If the 100 Units are located within the IMA Ski Lease Property then the 100 Units shall not be constrained or limited in size by the foregoing provision unless a limitation is imposed by Summit County as a general planning condition and provided there is no adverse impact upon Density Credits available to ASC.

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    2.06  FAILURE TO DELIVER 100 UNITS.  In the event ASC has not received planning approval from Summit County for the 100 units and delivered same to IMA as provided herein within sixty (60) months of the date hereof, IMA's obligation to repay the One-million Dollar ($1,000,000) Line of Credit established under
Section 8(f) of the Lease Agreement (as defined below) shall be forgiven. In the event ASC has not received planning approval for the 100 Units and delivered same to IMA within seventy-two (72) months of the date hereof, then at IMA's option and in lieu of the delivery of 100 Units, ASC shall execute and deliver to IMA a promissory note in the principal amount of $10,000,000 with interest at the rate of ten percent (10%) per annum, payable in ten (10) equal annual installments of principal plus accrued interest.


                                     ARTICLE III
                           CONSENT TO INCLUSION OF PROPERTY

    3.01 CONSENT TO INCLUSION DEFINED. For the purposes of this Agreement, "consent to inclusion of property" shall be defined as the consent of a property owner (a) to include the land which it owns in the common development plan of the IMA Project as described herein , and (b) to share proportionately all costs and revenues of the development on the terms and conditions as set forth in this Agreement ("Consent to Inclusion").

    3.02    ASC CONSENT TO INCLUSION:  ASC hereby Consents to Inclusion of the
ASC/Condas Property.   Further, ASC hereby Consents to Inclusion of the
ASC/Section 2 Property and the BLM Lands, subject to (a) the revision of the IMA/Trust Lands lease to include these properties, and (b) the release of the ASC/Section 2 Property from the ASC/Trust Lands sub-lease. ASC hereby consents to the release of the ASC/Section 2 Property from the ASC/Trust Lands sub-lease and any future lease between ASC and Trust Lands. The ASC Consent to Inclusion shall be subject to the terms and conditions related to the respective properties as set forth below in this Agreement. ASC agrees that it shall not negotiate with Trust Lands, directly or indirectly, for any development rights on the ASC/Section 2 Property and the BLM Lands, except that ASC shall have the right, as provided in Section 6.03 below, to separately negotiate and establish a ski lease with Trust Lands for the ASC/Section 2 Property and the BLM Lands. IMA hereby consents to such ski lease.

    3.03 LIMITATIONS TO ASC CONSENT TO INCLUSION. The Consent to Inclusion of the ASC/Condas Property shall not prevent or prohibit the use and development of that property by ASC as part of its ski resort development, provided such use and development, including the design of any structures:

         (a) shall not be inconsistent with the use, development and overall design of the IMA Project; and

         (b) shall not require public access to the ski resort development on the road, except for maintenance; and

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         (c)  shall have been approved by IMA based upon the General Principles which approval shall not be unreasonably withheld.

     3.04 CONSENT TO INCLUSION BY OTHERS. In addition to IMA and ASC, other property owners who may Consent to Inclusion may include, but may not be limited to, Trust Lands, United Park City Mines, Park City Mountain Resort, Silver King Mining Company, and Mines Venture Company, all of which have property interests in White Pine Canyon and the master plan area of the IMA Project. Consistent with Section 1.01(f), IMA and ASC agree that they shall not oppose a Consent to Inclusion of these property owners.

     3.05 PLANNING AND DESIGN CONTROL OF IMA PROJECT. IMA shall determine the planning, design, configuration, and location of all lots, units and structures within the IMA Project. Any structures built within the IMA Project shall be built in conformance with the program, design criteria, covenants, conditions and restrictions established by IMA for the IMA Project. All lots and units within the IMA Project shall have access to all amenities established by IMA for the IMA Project generally and/or for the specific phase in which the lot or unit is located.

                                      ARTICLE IV

                             PAYMENTS TO PROPERTY OWNERS

    4.01 THE PARTICIPATION RATIO.  As consideration for its Consent to
Inclusion of property in the IMA Project, ASC and any additional property owner shall participate in the IMA Project by sharing in the net proceeds of the sale of all IMA Project lots according to a participation ratio. In order to maximize value, density within the IMA Project will be clustered; lots will be sited in the very best locations without regard to property ownership boundaries. In order to avoid potential disputes between property owners as to which property owner should receive which lots, each participating property owner shall receive a proportionate payment from the net proceeds (as defined below) of each and every lot sold in the IMA Project. The proportionate payment to each property owner shall be calculated by multiplying the net proceeds of each and every lot sale by a fraction, the numerator of which is the Base Density attributable to the land contributed by that property owner and the denominator of which is the total Base Density attributable to all the land contributed to the IMA Project. The fraction shall constitute the participation ratio (the "Participation Ratio").

         (a) THE ASC PARTICIPATION RATIO. The Base Density of the ASC/Condas Property is currently estimated at 20 lots. The Base Density of the entire IMA Project is currently estimated at 155 lots. These quantities are estimates only and will be adjusted once the Base Density of each property within the IMA Project has been calculated. Based on current estimates, the ASC Participation Ratio would be 20/155 or 12.90% (the "ASC Participation Ratio"). The final ASC Participation Ratio will be based upon the Base Density determinations as set forth in Section 2.02.

         (b) NET PROCEEDS DEFINED. For the purposes of this Agreement, "Net Proceeds" shall be defined as the value of all consideration, whether paid in cash or by note, derived

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    from the sale of each lot in the IMA Project or any amenities, memberships, privileges or services associated therewith, less a proportionate share, equal for each lot, of (i) the cost of goods sold which shall include all development costs; (ii) the cost and expenses of sale (including marketing costs); and (iii) the cost of financing the development costs of the IMA Project, all determined in accordance with Generally Accepted Accounting Principles (the "Net Proceeds"), provided that any development costs of the IMA Project paid by ASC shall be excluded from all costs in applying ASC's participation ratio to Net Proceeds. For the purposes of this Agreement, "development costs" are defined in Section 8.01 below.

         (c) VERIFICATION OF NET PROCEEDS. The calculation of Net Proceeds shall be subject to verification by any one or more of the participating property owners by audit of IMA's books of account. The full cost of the audit shall be paid by the property owner(s) requesting the audit. IMA, when requested, shall make its books, records and personnel (including its outside accountants, agents or consultants) available to any participating owner(s) for the purpose of conducting the audit.

         (d) AFFILIATES OF IMA. The cost of any transactions with, or payments to, affiliates of IMA, IMHG or IMAI shall be adjusted to the market rate for such transactions which prevails in the area. Affiliates of IMA, IMHG or IMAI shall include any persons or organizations (including corporations, partnerships, limited partnerships, limited liability companies and limited liability partnerships) that control, are controlled by or are under common control of IMA, IMHG or IMAI or any combination thereof. Control means either holding a majority of the capital, equity, cash flow, profits, residuals or voting interests in the entity or otherwise exercising or having the ability or right to directly or indirectly, individually or collectively exercise effective management and control of the entity.

         4.02 ASC PAYMENTS. ASC shall be entitled to receive from IMA payments equal to the sum of the Net Proceeds received by IMA from the sale of all lots in the IMA Project multiplied by the ASC Participation Ratio. IMA shall remit payments to ASC within 30 days of receipt of any cash by IMA, together with a statement certified by IMA's chief financial officer setting forth the calculation of Net Proceeds in sufficient detail to provide an independent public accounting firm with an adequate basis to verify the calculation upon audit.

         4.03 DEFERMENT OF PAYMENTS.   Notwithstanding any provision herein to
the contrary, IMA shall have the right, in its sole and absolute discretion, to establish a development reserve funded by the deferral of payments to participating property owners from any phase in order to provide a reserve in an amount reasonably sufficient to adequately provide for the financing of projected infrastructure costs of the ensuing phase. IMA shall not defer the payments of one or more property owner(s) to establish such a reserve fund unless it defers the payments of all property owners, including IMA and any affiliates, in which case the amount of the deferment for each property owner shall be calculated on a proportional basis as determined by the Participation Ratio.

         4.04  LOT RELEASES FOR DEVELOPMENT PURPOSES.   Any property owner who
participates in the IMA Project shall have the right at any time to obtain the release of any lot for development purposes (the "Lot Release"). So as not to disadvantage any other property owner(s), a lot release may be obtained only by agreeing to pay the price at which the lot is then being marketed (the "Release Consideration"). The Release Consideration shall be paid as follows:

         (a) At the time of the lot release (the "Release Date"), the participant requesting the Lot Release, shall, as part of the Release Consideration, pay to IMA in cash, the pro-rata share of the Development Costs for that lot (as defined in Article VIII below).

         (b) The balance of the Release Consideration shall become a first lien on the released lot (the "Release Lien") and shall be paid as follows:

              (i) interest shall accrue at 10% on the principal amount of the Release Lien and shall be paid annually;

              (ii) all principal and interest accrued on the Release Lien shall be due and payable twenty-four (24) months from the Release Date; and

              (iii) the Release Lien shall not be subordinated to any development loan unless secured by a takeout commitment.

    A Lot Release shall not affect or reduce the Participation Ratio or the share of Net Proceeds of the property owner obtaining the Lot Release.

                                      ARTICLE V

                               RIGHT OF WAY EASEMENTS

    5.01 RIGHT OF WAY EASEMENTS TO AND ACROSS ASC AND IMA FEE PROPERTIES: The Parties hereby grant transferable ROW Easements to and across the IMA Fee Property and the ASC Fee Property in the general locations depicted on the Preliminary Development Plan ("the ROW Easements)". On the Preliminary Development Plan, the ROW Easements granted to IMA by ASC are identified as the "IMA ROW #1" and the ROW Easements granted to ASC by IMA are identified as the "ASC ROW #1." The ROW Easements shall be granted by ROW Easement Deeds (the "ROW Deeds") in form and substance acceptable to the Parties. The ROW Deeds shall be executed, delivered and recorded as soon as definitive locations for the ROW Easements have been agreed upon by the parties.

     5.02 RIGHT OF WAY EASEMENTS TO AND ACROSS THE ASC LEASE PROPERTY: The Parties shall grant ROW Easements to and across the ASC Lease Property in the general locations depicted on the Preliminary Development Plan. On the Preliminary Development Plan, the ROW Easement which shall be granted to IMA is identified and referred to herein as "IMA

ROW #2" and the right of way easement which shall be granted to ASC is identified and referred to herein as "ASC ROW #2." The ROW Deeds shall be in the same form approved by the Parties as the ROW Deeds referred to in Section
5.01 above. The ROW Deeds for IMA ROW #2 and ASC ROW #2 shall be executed, delivered and recorded after the execution of agreements with Trust Lands for the development of the ASC Lease Property, provided none of the Parties is then in default of the provisions of this Agreement.

    5.03 ROW EASEMENTS TO AND ACROSS OSGUTHORPE PROPERTY: The Parties shall grant the ROW Easements across the Osguthorpe Property in the general locations depicted on the Preliminary Development Plan. On the Preliminary Development Plan, the ROW Easement which shall be granted to IMA is identified and referred to herein as "IMA ROW #3" and the ROW Easement which shall be granted to ASC is identified on Schedule D and referred to herein as "ASC ROW #3." The ROW Deeds shall be in the same form approved by the Parties as the ROW Deeds referred to in Section 5.01 above. The ROW Deeds for IMA ROW #3 and ASC ROW #3 shall be executed, delivered and recorded after the execution of an agreement with the Osguthorpe Family provided none of the Parties is then in default of the provisions of this Agreement.

    5.04 NATURE OF RIGHT OF WAY EASEMENTS. The Parties agree that the ROW Easements described in this Article IV shall be sufficient in width to meet the requirements of the Summit County Development Code for the purposes intended and shall be granted for the purpose of providing access by vehicle and on foot over and across the respective properties, and to provide a possible underground location for utility lines including sewer, water, gas, electric, telephone, communications, and the like. The ROW Deeds, in conformance with adjustments or refinements subsequently made by the Parties pursuant to Article VI, shall provide INTER ALIA that the ROW Easements, or portions thereof, are intended for use by the Parties, their successors and assigns, including without limitation the purchasers or lessees of property developed within the IMA and ASC Projects and their invitees; provided, however, that use of ASC ROW #1 and IMA ROW #1 by the general public or ASC's day skier traffic shall be prohibited and shall be limited in use to ASC, IMA and its members, and purchasers of lots in the IMA Project.

                                     ARTICLE VI
                                 CONSENT TO SKI LEASE

    6.01 LEASE ESTABLISHED. The Parties shall execute and deliver concurrently herewith (a) a separate lease agreement (the "Lease" or "Lease Agreement"), and
(b) a short form "Notice of Lease" in recordable form, all in substantial conformance with the terms set forth in Exhibit D attached hereto and incorporated herein by this reference.

                                     ARTICLE VII
                   CLARIFICATION AND CONSTRUCTION OF ROW EASEMENTS
                                AND SKI IMPROVEMENTS

    7.01 INITIAL AND FINAL LOCATIONS. The ROW Easements granted in Article V and the boundaries of the Leased Premises as granted in Article VI and the Lease Agreement shall be identified through a two step process.

         (a)  INITIAL LOCATION.   ROW Easements depicted in the Preliminary
    Development Plan shall constitute the initial locations of such rights of way, and the land area depicted as sites for Ski Improvements on the Preliminary Development Plan shall constitute the initial Leased Premises. The Preliminary Development Plan contains only an initial depiction of the ROW Easements and a general ski lift and skiing pod plan for the Leased Premises. ASC and IMA shall work cooperatively to refine the plan to include a general layout of easement locations and lifts, trails, defined skier boundary and related improvements, which elements may be adjusted through further analysis, design, and agreement between IMA and ASC using as a guide the "General Principles" set forth in Section 1.01 above.

         (b) FINAL LOCATION. The final location of the ROW Easements and the boundaries of the Leased Premises are subject to (a) final design of the developments contemplated to occur within the IMA Project and ASC Project, (b) agreement of the Parties as to location and boundaries, and
    (c) receipt of all necessary approvals by planning authorities for the design and location of the ROW Easements and boundaries. Therefore, consistent with the provisions of Section 1.01 hereof, the Parties agree to work together in good faith to establish final locations and boundaries as rapidly as reasonably possible and to accommodate the needs of both Parties and their respective developments. Upon approval of final plat design by planning authorities, but prior to recordation of the final plats, the Parties shall execute, deliver and record with the appropriate recording offices final definitive descriptions of the ROW Easement locations and boundaries of the Leased Premises in form acceptable to the Parties based upon the designs reflected in the final plat. The Leased Premises shall include not only the actual location of Ski Improvements, but also a reasonable buffer area in and around the Ski Improvements to allow for nominal relocation, improvement and use of the Ski Improvements in a fashion consistent with first class ski resort operations. ASC and IMA will negotiate in good faith the location and extent of any buffer area reasonably necessary for such Ski Improvements.

    7.02  CONSTRUCTION OF ROW EASEMENTS AND SKI IMPROVEMENTS.

         (a)  Each Party shall have the right, subject to the provisions of
    Section 8.01, to construct improvements within the ROW Easements and the Ski Improvements as are permitted hereunder subject to the following:

              (i) The General Plan, zoning and Development Code of Summit County shall permit the construction and operation of the ROW Easements and Ski Improvements contemplated.

              (ii) Adequate utilities (including sewer, water and necessary energy utilities) shall be available to serve the uses contemplated.

              (iii) There shall be no easement, covenant or restriction affecting the property to be improved or any restriction under any state, county, or local laws or ordinances, which would prohibit the ROW Easements and Ski Improvements and the uses contemplated thereby.

              (iv) There shall be no easement, covenant or restriction affecting the property to be improved which, in the opinion of the Parties, would adversely affect the construction or operation thereon of the ROW Easements and Ski Improvements.

              (v) The Party undertaking the construction shall be in receipt of all necessary permits, licenses and approvals from the appropriate governmental authorities for the construction and operation of the contemplated ROW Easements and Ski Improvements in a manner and location, and under such conditions, as are acceptable to the Parties as provided herein.

    7.03 COST OF CONSTRUCTION. The costs of constructing and maintaining the Ski Improvements and the roads within the ROW Easements and Ski Improvements shall be as follows:

         (a) ASC alone shall be responsible for construction of the Ski Improvements, at its own expense, and maintaining the ROW Easements and Ski Improvements located on, or at any time erected on, the IMA Ski Lease Property, and IMA shall not be required to furnish any services or facilities or to make any repairs or alterations to any Ski Improvements in or to the IMA Ski Lease Property, or any other improvements thereon, during the term of the Lease.

         (b) Each Party shall be responsible for construction and maintenance of the roads within the ROW Easements within their respective projects and shall bear the expense in the same manner as Development Costs as provided in Section 8.02 below.

                                     ARTICLE VIII

                           DEVELOPMENT COSTS AND MARKETING

    8.01 DEVELOPMENT COSTS. For the purposes of this Agreement, development costs shall be defined as all costs related to the planning, engineering, subdivision and improvement of the IMA and ASC Projects, including all infrastructure costs and the cost of any community, common area, or association based amenities, within the IMA Project or the ASC Project (the "Development Costs"). Development Costs shall not include the cost of acquisition of property or the cost of constructing residential or commercial structures within either project.

     8.02 ALLOCATION OF DEVELOPMENT COSTS: Development Costs for each project shall be allocated between the Parties as follows:

         (a) ASC shall bear all Development Costs relating to the ASC Project, including the Section 2 alpine resort village and the bringing infrastructure to the boundary of the Section 2 parcel conveyed to IMA for the 100 Units, and any development within the IMA Ski Lease Property. However, should IMA request that a portion of the 100 Units be developed as a separate development of single family, detached dwellings adjacent to the area shown on the Preliminary Development Plan identified as and referred to herein as the "Tombstone Lift Base," then in that event IMA shall pay and ASC shall not be required to pay the Development Costs related to such separate development of that portion of the 100 Units and the Participation Ratio provided for in Section 4.01 shall not apply to that separate development.

         (b) IMA and ASC shall share the Development Costs relating to the IMA Project according to the Participation Ratio calculated for each party, as provided for in Sections 4.01 and 4.02 above. Each lot within the IMA Project shall bear an equal share of all the Development Costs, including infrastructure costs, of the IMA Project. ASC's share of the Development Costs shall be the total Development Costs of the IMA Project multiplied by the ASC Participation Ratio. ASC's liability for Development Costs shall be limited to the net proceeds payable to or realized by ASC under Article IV hereof.

         (c) IMA shall not bear any cost of constructing any structures, which may include INTER ALIA bridges, tunnels, culverts, and the like, where ski trails cross roadways at any point within the IMA Project.

         (d) ASC's liability for infrastructure costs shall be limited to the Net Proceeds payable to or realized by ASC under Section 4.03 hereof. ASC shall have no obligation to pay infrastructure costs from its own funds in advance of sales of lots in the IMA Project, except as provided in Section 7.03.

    8.03 MARKETING. ASC and IMA shall retain marketing control over their respective projects. Any interests of IMA or ASC in units within the other party's project shall not be independently marketed without the consent of the party in control of marketing for that project. The costs of inclusion in a marketing program will be allocated to each party based upon a specific identification of those costs. Those costs shall be reasonable based upon the generally applicable market for such activities.

                                      ARTICLE IX
                                    IRON MOUNTAIN

    9.01 LIMITATION ON SKIING. The Parties agree that neither of them shall, without the prior written approval of the other, offer, discuss in detail or commit to any limitations regarding the potential development of ski terrain on the northwest face of Iron Mountain identified as and referred to on the Preliminary Development Plan as the "Northwest Face." Approval of the Parties shall be required only as its relates to the following issues:

         (a)  The nature and extent of the limitations;

         (b) The time the consideration of any such limitations should be introduced into the public permitting or planning processes; and

         (c)  The consideration to be paid or provided for such limitations.

    ASC's right to develop ski terrain on Iron Mountain will be limited to the area on the Preliminary Development Plan identified as and referred to herein as
the "Western Pod."   ASC commits to submit an application for Ski Improvements
in the Western Pod on or before December 31, 1999, and to construct the Ski Improvements in the Western Pod as reflected on the Preliminary Development Plan on or before December 31, 2000, subject to receipt of all necessary permits and approvals.
                                      ARTICLE X
                                     WATER RIGHTS

    10.01 COOPERATIVE EFFORTS. ASC and IMA will work on a cooperative basis to identify and secure adequate water sources for their respective projects. This cooperative effort shall include:

         (a) Full disclosure of all existing and potential water sources on a continuing basis;

         (b) Prompt disclosure of all communications relating to possible water sources and consultation prior to any substantive communications or negotiations with third parties regarding the same.

    10.02 IMA WATER AGREEMENT. IMA currently is negotiating a (a) Land Development and Water Service Agreement and (b) Agreement for Grant of Open Space Easement and Purchase and Sale Agreement and Escrow Instructions with Park City Municipal Corporation for water service to the IMA Project (the "IMA Water Agreement"). IMA shall exercise its best and most diligent efforts to consummate the IMA Water Agreement and shall keep ASC fully informed regarding that transaction.

    10.03 ASC WATER COMMITMENT. In the event that IMA, despite its best and most diligent efforts, fails to consummate the IMA Water Agreement, then ASC shall provide to IMA, at ASC expense, the following: (a) a connection to an identifiable source of wet water acceptable to IMA with approved points of diversion, and (b) water rights sufficient to serve the IMA Project.

    10.04 WATER FOR THE 100 UNITS. ASC shall provide the water rights necessary for the 100 Units and access to a water system developed and paid for by ASC for that portion of the ASC Project in which the 100 Units are located. As provided for in subsection 8.02(a), IMA shall not be responsible for the cost of the acquisition of water rights for the 100 Units or for the cost of a pipeline for delivering water to the boundary of the parcel conveyed as a site for the 100 Units.

                                      ARTICLE XI
                      REPRESENTATIONS, WARRANTIES AND COVENANTS

    11.01 IMA REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as described in Schedule E, attached hereto and incorporated herein by this reference, IMA warrants, represents and covenants to ASC, upon which warranty, representation and covenants ASC has relied in the execution of the Agreement, and shall warrant, represent and covenant in the ROW Easements and the Lease, and any other documents which implement the provisions of this Agreement, the following:
         (a) IMA is a limited liability company duly organized and existing under the laws of the State of Utah and has full power and authority to carry on its business as now conducted;

         (b) The execution, delivery and performance of this Agreement has been duly authorized by all necessary actions under the IMA Operating Agreement and this Agreement constitutes a valid, binding obligation of IMA enforceable in accordance with its terms, except as limited by equitable principles and any applicable bankruptcy or creditors' rights, laws, rulings and regulations;

         (c) IMHG has good, marketable fee simple title to the Leased Premises and the IMA Fee Property , free and clear of all encumbrances, liens, defects in title, leases, tenancies, easements, restrictions and agreements, none of which to IMA's knowledge would materially impair the operation of the Leased Premises as a ski resort or will prevent or prohibit the development of the premises as a ski resort, provided, however, IMA is not a knowledgeable ski resort operator and therefore may not be fully cognizant of what may prevent or prohibit the development and operation of a ski resort.

     11.02 ASC REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as described in Schedule F attached hereto and incorporated herein by this reference, ASC warrants, represents, and covenants, upon which warranty, representation and covenants IMA and its members have relied in the execution of this Agreement, and shall warrant, represent and covenant in the ROW Easements, the conveyance of the 100 Units, the Lease and any other documents which implement the provisions of this Agreement, the following:

         (a) ASC is a corporation duly organized and existing under the laws of the State of Maine and has full power and authority to carry on its business as now conducted;

         (b) The execution, delivery and performance of this Agreement has been duly authorized by all necessary actions by ASC and its affiliates and this Agreement constitutes a valid, binding obligation of ASC enforceable in accordance with its terms, except as limited by equitable principles and any applicable bankruptcy or creditors' rights, laws, rulings and regulations;

         (c) ASC has good, marketable fee simple title to the ASC Fee Property and the ASC/Condas Property, free and clear of all encumbrances, liens, defects in title, leases, tenancies, easements, restrictions, and agreements, none of which would materially impair the ability of ASC to grant the ROW Easements or prevent or prohibit the development of the IMA Project, or prevent or prohibit the development of the 100 Units on the ASC Fee Property should it be necessary to do so.

     11.03 MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS: Except as described in Schedules E and F, each party mutually warrants, represents and covenants to the other, upon which warranty, representation and covenants each of them has relied in the execution of this Agreement, and shall warrant, represent and covenant in any document which implements this Agreement, the following:

         (a) This Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (1) conflict with, or result in a breach of, or default under, or permit acceleration of any obligation under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, material agreement or other material instrument or obligation to which it is a party, or by which it or any of its properties or assets may be bound or affected or (2) violate any order, writ, injunction, decree or statute, or any rule, regulation, permit, license or conditions thereto, or (3) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the properties;

         (b) This Agreement is a valid and binding obligation enforceable in accordance with its terms, subject to equitable principles and applicable bankruptcy and other creditors' rights laws, regulations and rulings.

         (c) There are no permits, licenses, approvals, clearances or other governmental consents which are required either for the execution and delivery of this Agreement or the initial ROW Easements or the Lease.

         (d) There is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, to its knowledge, threatened, against it with respect to any portion of its property or that would affect its ability to enter into and perform this Agreement.

         (e) It is not in violation of any applicable federal, state and local laws, rules, regulations, ordinances, codes or orders ("Laws") governing its property, and has not received written notification of any asserted material failure, past or present, to maintain its property in accordance with any such law, ordinance or regulation and no event has occurred which with notice or the passage of time would constitute such a default.

         (f) It has no knowledge of any outstanding or threatened (i) actions, claims, proceedings, determinations or judgments by any party, including, but not limited to, any governmental authority or agency, against or involving ASC, arising under the Clear Air Act, the Federal Water Pollution Control Act of 1972, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act and the Toxic Substances Control Act, and any amendments or extensions of the foregoing statutes, and all other applicable environmental requirements or any other federal, state, local or other environmental, health or safety law, regulation, order or requirement requiring the remediation or removal of an existing condition or substance; or(ii) orders, determinations or notices of violation issued by any federal, state, local or other governmental authority administering environmental or health and safety laws in connection with the its property which have not been complied with or resolved to the satisfaction of such governmental authority.

         (g) It has read the disclosures contained in Schedules E and F, have had adequate opportunity to ask questions regarding the disclosures, and hereby approve same.

                                     ARTICLE XII
                                     ARBITRATION

    Any dispute arising in connection with or in any way involving this Agreement shall be resolved by submission of the dispute to binding arbitration
under the following provisions.   Unless otherwise agreed by the parties in
writing, the arbitration shall take place in Salt Lake City, Utah, and shall be conducted according to the rules for commercial arbitration of the American Arbitration Association. If the parties cannot agree on an arbitrator, each party shall select one arbitrator and the two arbitrators so chosen shall choose
a third arbitrator.    Unless otherwise specified herein, the parties shall
jointly bear all costs of arbitration.  All arbitration shall be binding.

                                     ARTICLE XIII
                                       DEFAULT

    13.01 DEFAULT. A default in the terms of this Agreement shall be deemed to have occurred by the party identified below in the event of any one or more of the following events shall have occurred and shall not have been remedied as hereinafter provided.

         (a) A default by ASC shall have occurred upon:

              (i) ASC's failure to pay any Rent in accordance with the Lease Agreement when the same shall be due and payable and the continuance of such failure for a period of thirty (30) days after receipt by ASC of notice in writing from IMA specifying in detail the nature of such failure; or

              (ii) ASC's failure to perform any of, or conduct operations on a basis consistent with, the other covenants, conditions and agreements herein contained, or contained in the Lease Agreement, on ASC's part to be kept or performed and the continuance of such failure without the securing of same for a period of sixty (60) days after receipt by ASC of notice in writing from IMA specifying in detail the nature of such failure, and provided ASC shall not cure said failure as provided herein below;

              (iii)  ASC's abandonment of the operation of the ski resort;

              (iv) ASC's failure to include the ASC/Condas Property as part of the IMA Project under the terms and conditions set forth in Section 3.02;

              (v) ASC's execution of an agreement with Trust Lands on the ASC Lease Property which fails to provide for a separate lease of the ASC/Section 2 Property to IMA for inclusion in the IMA Project as provided in Section 3.02, which fails to provide for the grant the 100 Units free and clear of any encumbrances, covenants, conditions or restrictions as provided for in Section 2.01, and/or which fails to provide for the grant of IMA ROW #2 without cost to IMA as provided for in Section 5.02 ; or

              (vi) ASC's execution of an agreement with the Osguthorpe Family regarding access across the Osguthorpe Lands to the Section 2 Property which fails to provide for the grant of IMA ROW #3 without cost to IMA as provided in Section 5.03.

         (b) A default by IMA shall have occurred upon any failure of IMA to perform, observe or satisfy any of its obligations hereunder within a period of 60 days following written notice of such failure from ASC.

    13.02 NOTICE OF DEFAULT. In the event of a default by any Party, the non-defaulting Party may, at its option, give to the defaulting Party a notice of election to terminate the Agreement upon a date specified in such notice, which date shall be not less than thirty (30) business days (Saturdays, Sundays and legal holidays excluded) after the date of receipt of such notice if the default has not been cured, and upon the date specified in said notice, the Agreement and any and all other right, title and interest hereunder shall cease without further notice or lapse of time. Simultaneously with the sending of the notice to the defaulting Party, hereinabove provided for, the non-defaulting Party shall send a copy of such notice to any leasehold Mortgagee(s) and to any persons or parties having an interest in the Agreement provided the defaulting Party, prior to the date of the notice, has provided the non-defaulting Party with a written list of all such leasehold Mortgagees, persons or parties having such an interest. The curing of any default(s) within the above time limits by any of the aforesaid persons or parties or combinations thereof, shall constitute a curing of any default(s) hereunder with like effect as if the defaulting Party had cured the same hereunder.

    13.03 TIME TO CURE. Only in the event that ASC gives notice of a default by IMA pursuant to subsection 13.01(b) above or in the event that IMA gives notice of a default by ASC pursuant to subsection 13.02 above, and the default is of such a nature that it cannot be cured within the sixty (60) day period as provided for in said subsections, then such default shall not be deemed to continue so long as the defaulting Party, after receiving such notice, proceeds to cure the default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No default shall be deemed to continue if and so long as the defaulting Party shall be so

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

proceeding to cure the same in good faith or be prevented from curing the same by any of the causes constituting Force Majeure as defined in Section 14.01 below.

    13.04 DEFAULT UNDER LEASE AGREEMENT. Any default under the Lease Agreement shall constitute a default hereunder for which the Parties shall have all of the rights and remedies specified in Section 13.05 below..

    13.05 RIGHTS AND REMEDIES. In the event of a default by either party, the non-defaulting party shall have all rights and remedies provided at law and in equity for breach of this Agreement, including, without limitation, the right to specific performance.
                                     ARTICLE XIV

                                    MISCELLANEOUS

    14.01 FORCE MAJEURE. In the event that IMA or ASC shall be delayed, hindered in or prevented from the performance of any act (except for the payment of Rent) required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act or default of the other party, war, economic depression, civil strife or other reason beyond their control, then performance of such act shall be excused for the period of the delay and the proof for the performance of any such act shall be extended for a period equivalent to the period of such delay.

    14.02  CERTIFICATES.     Either party shall, without charge, at any time
and from time to time hereafter, within thirty (30) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether the Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of the Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defense thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of the Lease; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

    14.03 GOVERNING LAW: This Agreement and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Utah.

    14.04 PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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

    14.05 GENDER. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require.

    14.06 INTERPRETATIONS. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.

    14.07 COUNTERPARTS. The Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

    14.08 PARTIES. The terms "IMA" and "ASC" whenever used herein shall mean only the owner for the time being of IMA's or ASC's interest herein, and upon any sale or assignment of the interest of either IMA or ASC herein, their respective successors in interest and/or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be IMA or ASC, as the case may be.

    14.09 ENTIRE AGREEMENT. No oral statements or prior written matter shall have any force or effect. The Parties agree that they are not relying on any representations or agreements other than those contained in this Agreement.

    14.10 AMENDMENTS. This Agreement shall not be modified or canceled except in writing and subscribed to by the Parties.

    14.11 SUCCESSORS AND ASSIGNS. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of IMA and ASC and their respective heirs, successors, administrators representatives and assigns.

    14.12  NO WARRANTIES.   Except as otherwise specifically provided herein,
neither party has made representations, warranties or agreements by or on behalf of either party as to any matters. No agreements, warranties or representations not expressly contained herein shall bind either party.

    14.13 CONSTRUCTION OF AGREEMENT. The agreements contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement.

    14.14 HEADINGS. The paragraph headings herein are used only for the purpose of convenience and shall not be deemed to limit the subject of the paragraphs of this Agreement or to be considered in their construction.

    14.15 TIME IS OF THE ESSENCE. Time is of the essence of each and every provision of this Agreement.

    14.16 FURTHER ASSURANCES. Each of the parties shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things

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reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties.

    14.17 NO WAIVER. No waiver by any party of a breach of any of the terms, covenants or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition contained herein. No waiver of any default by a party hereunder shall be implied from any omission by such party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified is such waiver. The consent or approval by a party to or any act by the other party requiring such party's consent or approval shall not be deemed to waive or render unnecessary such party's consent or approval to or of any subsequent similar acts by the other party.

    14.18 SURVIVAL OF COVENANTS. All covenants, representations, warranties, obligations and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the delivery and recordation of all documents or instruments in connection therewith.

     14.19 ATTORNEYS FEES. In any action, arbitration proceeding or other litigation ("Litigation") between the parties to declare the rights granted in this Agreement or to enforce the provisions of this Agreement, the party prevailing in the Litigation, whether at trial or on appeal, shall be entitled to its costs and expenses of suit, including, without limitation, a reasonable sum as and for attorneys' fees incurred in such Litigation. The term "prevailing party" as used in this paragraph shall not be limited to a prevailing plaintiff, but shall also include, without limitation, any party who is made a defendant in Litigation in which damages or other relief or both may be sought against such party and a final judgment or dismissal or decree is entered in such Litigation in favor of such party defendant.

     Attorneys' fees incurred in enforcing any judgment rendered in connection with the interpretation or enforcement of this Agreement ("Judgment") are recoverable by the party in whose favor such Judgment is rendered, as a separate item of damages. The provisions of this paragraph are severable from the other provisions of this Agreement and shall survive any such Judgment, and the provisions of this paragraph shall not be deemed merged into any such Judgment.

     14.20 NOTICES. Any and all notices and other communications required or permitted by this Agreement or by law to be given to either party shall be in writing and shall be deemed duly served and delivered (a) when personally delivered to the other party or an officer of such party, (b) forty-eight (48) hours following deposit into the United States mail, first-class postage prepaid, registered or certified, return receipt requested, addressed to the other party at the address indicated below, or (c) when received when sent by facsimile at the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate notice of such facsimile notice is promptly given by depositing the same in the United States mail as provided above, (ii) the receiving party delivered a written confirmation of receipt for such notice either by facsimile or any other method permitted under this section.

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

Additionally, any notice given by facsimile shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipient's time) or on a non-business day.

ASC:     Chris Howard, CAO             IMA: WPA, LTD., Its Manager
    American Skiing Company            c/o Keith R. Kelley
    P.O. Box 450                       P.O. Box 681690
    Bethel, ME 0445                    Park City, UT 84068
    Fax: (207) 824-5158                Fax: (435) 658-0049




                      REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties have executed and delivered this Development
Agreement as of the day and year first set forth above.

                        ASC UTAH


                        By: /s/ Christopher E. Howard
                           -----------------------------------------
                        Christopher E. Howard Chief Administrative Officer


                        IRON MOUNTAIN ASSOCIATES, LLC.
                        By: WPA, LTD.
                             Its Manager
                             By:  White Pine Associates, Inc.
                                  Its General Partner


                                  By:  /s/ Keith R. Kelley
                                     -------------------------------------
                                         Keith R. Kelley
                                         Vice-President/Secretary

                        WPA, LTD.
                        By:  White Pine Associates, Inc.
                                  Its General Partner


                             By:  /s/ Keith R. Kelley
                                -------------------------------------
                                           Keith R. Kelley
                                           Vice-President and Secretary


                        IRON MOUNTAIN HOLDING GROUP, LC.


                        By:  /s/ Alexandra C. Ockey
                           ----------------------------------------
                               Alexandra C. Ockey
                               Chairman, Managing Committee


                        IRON MOUNTAIN ALLIANCE, INC.

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

                        By:  /s/ Alexandra C. Ockey
                           ------------------------------------
                               Alexandra C. Ockey
                               President


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